Exhibit 99.1

For Immediate Release
April 13, 2020

PNM Resources Reports First Quarter Results
2020 Ongoing Earnings Guidance Affirmed

PNM Resources (In millions, except EPS)

	Q1 2020	Q1 2019
GAAP net earnings (loss) attributable to PNM Resources	($15.3)	$18.7
GAAP diluted EPS	($0.19)	$0.23
Ongoing net earnings	$14.2	$9.0
Ongoing diluted EPS	$0.18	$0.11

(ALBUQUERQUE, N.M.) – PNM Resources (NYSE: PNM) today released the company’s preliminary unaudited 2020 first quarter results which include the early stages of COVID-19 impacts. Current load and operational indicators continue to be monitored in light of the anticipated impacts from the changing COVID-19 economic situation. The company expects that load trends will begin to reflect economic changes in the second quarter and currently anticipates those impacts can be managed within ongoing earnings guidance. As a result, management affirmed its 2020 consolidated ongoing earnings guidance of $2.16 to $2.26 per diluted share.

“This is a challenging time for our customers and communities, and our priority is to ensure our employees are safe and that we are able to safely maintain critical electricity service,” said Pat Vincent-Collawn, PNM Resources’ chairman, president and CEO. “While we have not yet seen impacts to our ongoing financial results, which are consistent with our first quarter projections, we will continue to monitor the changes and communicate any impacts to our overall financial projections.”

GAAP earnings include a $31.6 million pre-tax loss in the first quarter of 2020 compared to a $13.0 million pre-tax gain in the first quarter of 2019 related to the net changes in unrealized gains and losses on investment securities for PNM’s decommissioning and reclamation trusts. These amounts reflect changes in market value that are measured each quarter. First quarter 2020 impacts reflect the market downturn at the end of March. Market conditions in early April 2020 will be considered in the second quarter measurement. As the obligations under the trusts are substantially funded, these changes are not anticipated to impact funding requirements.

COVID-19 AND REGULATORY UPDATES

The company monitored load trends during March 2020 related to COVID-19. PNM total weather-normalized retail load grew 1.1% in March 2020 compared to the prior year, consistent with the company’s previously communicated projection of 0.5% - 1.5%. The company continues to expect increases in residential load and decreases in commercial load as a result of stay-at-home orders in New Mexico. Industrial load in PNM’s service territory remains intact.

At TNMP, weather-normalized demand-based load increased 3.8% in March 2020 compared to the prior year, near the company’s previously communicated annual projection of 4% - 5%. Additionally, weather-normalized volumetric load increased 3.7% in March 2020 compared to the prior year, representing increases in the residential class.
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PNM Resources Reports Q1 Earnings                   4-13-20                                                                  p. 2 of 4

PNM Resources consolidated liquidity remains adequate for its anticipated financing needs, with $818.9 million of available liquidity at April 10, 2020 through its multi-year revolving credit facilities and the January 2020 forward equity offering, which has the flexibility to be drawn down earlier than December if needed.

Key regulatory items continue to move forward for PNM and TNMP. On April 1, 2020, the New Mexico Public Regulation Commission approved PNM’s application for abandonment and securitization of the San Juan Generating Station. In Texas, TNMP received approval from the Public Utilities Commission of Texas (PUCT) on March 27, 2020 for its January Transmission Cost of Service request and filed its first Distribution Cost of Service request on April 6, 2020 with rates anticipated to be implemented in September. In addition, the PUCT enacted the COVID-19 Electricity Relief Program including utility protections from customer non-payments provided for under the program.

SEGMENT REPORTING OF 2020 FIRST QUARTER EARNINGS

PNM – a vertically integrated electric utility in New Mexico with distribution, transmission and generation assets.
PNM (In millions, except EPS)

	Q1 2020	Q1 2019
GAAP net earnings (loss) attributable to PNM Resources	($16.1)	$19.0
GAAP diluted EPS	($0.20)	$0.24
Ongoing net earnings	$13.0	$9.5
Ongoing diluted EPS	$0.16	$0.12

•PNM GAAP earnings were lower in the first quarter of 2020 primarily as a result of net changes in unrealized gains and losses on investment securities for its decommissioning and reclamation trusts. A $31.6 million pre-tax loss was recorded in the first quarter of 2020 reflecting the market downturn in March 2020, compared to a $13.0 million pre-tax gain in the first quarter of 2019. Market conditions in early April 2020 will be considered in the second quarter measurement.

•GAAP and Ongoing earnings were also higher in the first quarter of 2020 due to increased rate recovery of solar investments added last year to serve retail customers, higher transmission margins and lower operational and maintenance spending. Increases from weather-normalized load growth and leap year were offset by milder weather.

•These increases were partially offset by realized losses on decommissioning and reclamation trust investments as the portfolios were repositioned to reduce risks and take advantage of future market opportunities, along with additional depreciation and property tax expenses related to new capital investments.

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TNMP – an electric transmission and distribution utility in Texas.

TNMP (In millions, except EPS)

	Q1 2020	Q1 2019
GAAP net earnings attributable to PNM Resources	$7.1	$4.1
GAAP diluted EPS	$0.09	$0.05
Ongoing net earnings	$7.1	$4.1
Ongoing diluted EPS	$0.09	$0.05

•TNMP GAAP and ongoing earnings increased in the first quarter of 2020 due to rate recovery of transmission investments through Transmission Cost of Service filings and lower interest rates.

•These increases were partially offset by higher depreciation and property tax expenses resulting from additional capital investments and milder temperatures.

Corporate and Other – a segment that reflects the PNM Resources holding company and other subsidiaries.
Corporate and Other (In millions, except EPS)

	Q1 2020	Q1 2019
GAAP net earnings (loss) attributable to PNM Resources	($6.3)	($4.4)
GAAP diluted EPS	($0.08)	($0.06)
Ongoing net earnings (loss)	($5.9)	($4.5)
Ongoing diluted EPS	($0.07)	($0.06)

•Corporate and Other GAAP and ongoing earnings were lower in the first quarter of 2020 due to a lower effective tax rate for consolidated reporting.
FIRST QUARTER CONFERENCE CALL: 11 A.M. EASTERN FRIDAY, MAY 1
PNM Resources will discuss first quarter earnings results during a live conference call and webcast on Friday, May 1st at 11 a.m. Eastern. Speaking on the call will be Pat Vincent-Collawn, PNM Resources chairman, president and CEO, and Don Tarry, PNM Resources senior vice president and CFO. Supporting materials for the call will be available ahead of time on the company’s website at http://www.pnmresources.com/investors/results.cfm.

A live webcast of the call will be archived at http://www.pnmresources.com/investors/events.cfm.
Listeners are encouraged to visit the website at least 30 minutes before the event to register, download and install any necessary audio software.

Investors and analysts can participate in the live conference call by pre-registering using the following link to receive a special dial-in number and PIN: http://dpregister.com/10142356. Telephone participants who are unable to pre-register may participate in the live conference call by dialing (877) 276-8648 or (412) 317-5474 fifteen minutes prior to the event and referencing “the PNM Resources first quarter conference call”.

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Background:
PNM Resources (NYSE: PNM) is an energy holding company based in Albuquerque, N.M., with 2019 consolidated operating revenues of $1.5 billion. Through its regulated utilities, PNM and TNMP, PNM Resources has approximately 2,761 megawatts of generation capacity and provides electricity to more than 789,000 homes and businesses in New Mexico and Texas. For more information, visit the company's website at www.PNMResources.com.

CONTACTS:
Analysts      Media
Lisa Goodman      Ray Sandoval
(505) 241-2160     (505) 241-2782

Preliminary Unaudited Financial Results First Quarter 2020 and COVID-19 Impacts
The preliminary unaudited financial results for the first quarter ended March 31, 2020, included in this press release represent the most current information available to management. Actual results may differ from these preliminary unaudited results due to the completion of the company’s financial closing procedures, final adjustments, completion of the review by the company’s independent registered public accounting firm and other developments that may arise between the date of this press release and the time that financial results for the first quarter ended March 31, 2020 are finalized.

In addition, the company cannot predict the extent or duration of the ongoing COVID-19 pandemic, nor its effects on the global, national or local economy, including the impacts on the company’s ability to access capital, or its effects on the company’s financial position, results of operations, and cash flows. As previously reported in our Form 8-K on March 30, 2020, the company issued materials that discussed potential impacts of the ongoing COVID-19 pandemic under different planning scenarios, including consolidated earnings guidance.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Statements made in this news release for PNM Resources, Inc. (“PNMR”), Public Service Company of New Mexico (“PNM”), or Texas-New Mexico Power Company (“TNMP”) (collectively, the “Company”) that relate to future events or expectations, projections, estimates, intentions, goals, targets, and strategies are made pursuant to the Private Securities Litigation Reform Act of 1995. Readers are cautioned that all forward-looking statements are based upon current expectations and estimates. PNMR, PNM, and TNMP assume no obligation to update this information. Because actual results may differ materially from those expressed or implied by these forward-looking statements, PNMR, PNM, and TNMP caution readers not to place undue reliance on these statements. PNMR's, PNM's, and TNMP's business, financial condition, cash flow, and operating results are influenced by many factors, which are often beyond their control, that can cause actual results to differ from those expressed or implied by the forward-looking statements. For a discussion of risk factors and other important factors affecting forward-looking statements, please see the Company’s Form 10-K, Form 10-Q filings and the information included in the Company’s Forms 8-K with the Securities and Exchange Commission, which factors are specifically incorporated by reference herein.

Non-GAAP Financial Measures
GAAP refers to generally accepted accounting principles in the U.S. Ongoing earnings is a non-GAAP financial measure that excludes the impact of net unrealized mark-to-market gains and losses on economic hedges, the net change in unrealized gains and losses on investment securities, pension expense related to previously disposed of gas distribution business, and certain non-recurring, infrequent, and other items that are not indicative of fundamental changes in the earnings capacity of the Company's operations. The Company uses ongoing earnings and ongoing earnings per diluted share (or ongoing diluted earnings per share) to evaluate the operations of the Company and to establish goals, including those used for certain aspects of incentive compensation, for management and employees. While the Company believes these financial measures are appropriate and useful for investors, they are not measures presented in accordance with GAAP. The Company does not intend for these measures, or any piece of these measures, to represent any financial measure as defined by GAAP. Furthermore, the Company’s calculations of these measures as presented may or may not be comparable to similarly titled measures used by other companies. The Company uses ongoing earnings guidance to provide investors with management's expectations of ongoing financial performance over the period presented. While the Company believes ongoing earnings guidance is an appropriate measure, it is not a measure presented in accordance with GAAP. The Company does not intend for ongoing earnings guidance to represent an expectation of net earnings as defined by GAAP. Since the future differences between GAAP and ongoing earnings are frequently outside the control of the Company, management is generally not able to estimate the impact of the reconciling items between forecasted GAAP net earnings and ongoing earnings guidance, nor their probable impact on GAAP net earnings without unreasonable effort, therefore, management is generally not able to provide a corresponding GAAP equivalent for ongoing earnings guidance. Reconciliations between GAAP and ongoing earnings are contained in schedules 1-2.
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PNM Resources, Inc. and Subsidiaries
Schedule 1
Reconciliation of GAAP to Ongoing Earnings
(Preliminary and Unaudited)

	PNM	TNMP	Corporate and Other	PNMR Consolidated
	(in thousands)
Three Months Ended March 31, 2020
GAAP Net Earnings (Loss) Attributable to PNMR	$(16,057)	$7,092	$(6,295)	$(15,260)
Adjusting items before income tax effects:
Net change in unrealized gains and losses on investment securities2b	31,638	—	—	31,638
Pension expense related to previously disposed of gas distribution business2d	1,131	—	—	1,131
Total adjustments before income tax effects	32,769	—	—	32,769
Income tax impact of above adjustments[1]	(8,323)	—	—	(8,323)
Timing of statutory and effective tax rates on non-recurring items[3]	4,627	—	387	5,014
Total income tax impacts[5]	(3,696)	—	387	(3,309)
Adjusting items, net of income taxes	29,073	—	387	29,460
Ongoing Earnings (Loss)	$13,016	$7,092	$(5,908)	$14,200

Three Months Ended March 31, 2019
GAAP Net Earnings (Loss) Attributable to PNMR	$19,012	$4,098	$(4,410)	$18,700
Adjusting items before income tax effects:
Mark-to-market impact of economic hedges2a	(28)	—	—	(28)
Net change in unrealized gains and losses on investment securities2b	(12,994)	—	—	(12,994)
Regulatory disallowances and restructuring costs2c	1,345	—	—	1,345
Pension expense related to previously disposed of gas distribution business2d	1,045	—	—	1,045
Total adjustments before income tax effects	(10,632)	—	—	(10,632)
Income tax impact of above adjustments[1]	2,701	—	—	2,701
Timing of statutory and effective tax rates on non-recurring items[4]	(1,618)	—	(131)	(1,749)
Total income tax impacts[5]	1,083	—	(131)	952
Adjusting items, net of income taxes	(9,549)	—	(131)	(9,680)
Ongoing Earnings (Loss)	$9,463	$4,098	$(4,541)	$9,020

[1] Tax effects calculated using a tax rate of 25.4%
[2] The pre-tax impacts (in thousands) of adjusting items are reflected on the GAAP Condensed Consolidated Statements of Earnings as follows:
[a] (Reductions) in "Electric Operating Revenues" and "Cost of energy" of $245 and $273 in the three months ended March 31, 2019
[b] (Increases) decreases in "Gains on investment securities" reflecting non-cash performance relative to market, not indicative of funding requirements
[c] Increases in "Regulatory disallowances and restructuring costs"
[d] Increases in "Other (deductions)"
[3] Income tax timing impacts resulting from differences between the statutory tax rate of 25.4% for PNM and the average expected statutory tax rate of 23.9% for PNMR, and the GAAP anticipated effective tax rates of 11.3% for PNM and 8.6% for PNMR, which will reverse by year end

[4] Income tax timing impacts resulting from differences between the statutory tax rate of 25.4% for PNM and the average expected statutory tax rate of 24.0% for PNMR, and the GAAP anticipated effective tax rates of 11.9% for PNM and 9.4% for PNMR, which will reverse by year end

[5] Income tax impacts reflected in "Income Taxes"

PNM Resources, Inc. and Subsidiaries
Schedule 2
Reconciliation of GAAP to Ongoing Earnings Per Diluted Share
(Preliminary and Unaudited)

	PNM	TNMP	Corporate and Other	PNMR Consolidated
	(per diluted share)
Three Months Ended March 31, 2020
GAAP Net Earnings (Loss) Attributable to PNMR[1]	$(0.20)	$0.09	$(0.08)	$(0.19)
Adjusting items, net of income tax effects:
Net change in unrealized gains and losses on investment securities	0.29	—	—	0.29
Pension expense related to previously disposed of gas distribution business	0.01	—	—	0.01
Timing of statutory and effective tax rates on non-recurring items	0.06	—	0.01	0.07
Total Adjustments	0.36	—	0.01	0.37
Ongoing Earnings (Loss)[2]	$0.16	$0.09	$(0.07)	$0.18
Average Diluted Shares Outstanding: 80,081,513

Three Months Ended March 31, 2019
GAAP Net Earnings (Loss) Attributable to PNMR	$0.24	$0.05	$(0.06)	$0.23
Adjusting items, net of income tax effects:
Net change in unrealized gains and losses on investment securities	(0.12)	—	—	(0.12)
Regulatory disallowances and restructuring costs	0.01	—	—	0.01
Pension expense related to previously disposed of gas distribution business	0.01	—	—	0.01
Timing of statutory and effective tax rates on non-recurring items	(0.02)	—	—	(0.02)
Total Adjustments	(0.12)	—	—	(0.12)
Ongoing Earnings (Loss)	$0.12	$0.05	$(0.06)	$0.11
Average Diluted Shares Outstanding: 79,970,966

1 EPS is presented on a non-diluted basis for the three months ended March 31, 2020 due to consolidated GAAP net loss
2 EPS is presented on a diluted basis which includes 79,870,922 basic shares, 38,710 dilutive restricted stock compensation shares and 171,881 dilutive shares from the PNMR 2020 Forward Equity Sales Agreement

PNM Resources, Inc. and Subsidiaries
Schedule 3
Condensed Consolidated Statements of Earnings
(Preliminary and Unaudited)

	Three Months Ended March 31,
	2020	2019
	(In thousands, except per share amounts)
Electric Operating Revenues:
Contracts with customers	$322,983	$315,698
Alternative revenue programs	426	636
Other electric operating revenue	10,213	33,311
Total electric operating revenues	333,622	349,645
Operating Expenses:
Cost of energy	98,710	121,626
Administrative and general	46,032	52,336
Energy production costs	33,618	35,072
Regulatory disallowances and restructuring costs	—	1,345
Depreciation and amortization	68,973	65,356
Transmission and distribution costs	17,286	16,678
Taxes other than income taxes	21,265	20,509
Total operating expenses	285,884	312,922
Operating income	47,738	36,723
Other Income and Deductions:
Interest income	3,423	3,588
Gains (losses) on investment securities	(32,849)	14,014
Other income	2,316	3,446
Other (deductions)	(3,473)	(3,252)
Net other income and deductions	(30,583)	17,796
Interest Charges	30,434	31,634
Earnings before Income Taxes	(13,279)	22,885
Income Taxes (Benefits)	(1,880)	1,223
Net Earnings (Loss)	(11,399)	21,662
(Earnings) Attributable to Valencia Non-controlling Interest	(3,729)	(2,830)
Preferred Stock Dividend Requirements of Subsidiary	(132)	(132)
Net Earnings (Loss) Attributable to PNMR	$(15,260)	$18,700
Net Earnings (Loss) Attributable to PNMR per Common Share:
Basic	$(0.19)	$0.23
Diluted	$(0.19)	$0.23
Dividends Declared per Common Share	$0.3075	$0.2900